                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            The Dwyer Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              THE DWYER GROUP, INC.
                         1010 N. University Parks Drive
                                Waco, Texas 76707

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

To the Shareholders of
THE DWYER GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Dwyer Group, Inc., a Delaware corporation (the "Company") will be held at the offices of the Company located at 1010 N. University Parks Drive, Waco, Texas, on Tuesday, June 30, 1998, at 10:00 A.M., local time, for the following purposes:

         (a) To elect seven directors of the Company to serve until the next annual meeting of the shareholders or until their respective successors shall be elected and qualified;

         (b) To ratify the adoption of the Company's 1997 Stock Option Plan (the "Option Plan");

         (c) To ratify the appointment of BDO Seidman, LLP as independent accountants for the Company and its wholly owned subsidiaries for the year ended December 31, 1998; and

         (d) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         Only shareholders of record at the close of business on May 20, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available at the meeting for examination by any shareholder.

         It is desirable that as large a proportion as possible of the shareholders' interests be represented at the meeting. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE REPRESENTED. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the annual meeting of shareholders and withdrawing the proxy. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.


                                            By Order of the Board of Directors

                                            /s/ DINA DWYER-OWENS

                                            DINA DWYER-OWENS
                                               Secretary


WACO, TEXAS
May 29, 1998

                              THE DWYER GROUP, INC.
                         1010 N. University Parks Drive
                                Waco, Texas 76707


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998


         This Proxy Statement is furnished to shareholders of The Dwyer Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Tuesday, June 30, 1998. Proxies in the form enclosed, if properly executed, returned to the Company prior to the meeting, and not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company. This Proxy Statement and the enclosed proxy card will first be sent to the shareholders on June 8, 1998. The enclosed 1997 Annual Report of the Company does not form any part of the proxy solicitation material.


                            OUTSTANDING COMMON STOCK

         The record date for shareholders entitled to vote at the annual meeting is May 20, 1998. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 6,775,427 shares of Common Stock, $0.10 par value ("Common Stock"), and 119,825 shares of Common Stock were held in the Company's treasury.


                          ACTION TO BE TAKEN AT MEETING

         The accompanying proxy, if signed and returned, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election as directors of the Company of the seven persons named under "Election of Directors"; (ii) FOR the ratification of the Company's 1997 Stock Option Plan ("Option Plan"); (iii) FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 1998; and (iv) at the discretion of the proxy holder, on any other matter or business that may properly come before the meeting or any postponements or any adjournments thereof. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holder may vote the proxies in her discretion. The directors do not know of any such other matter or business.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in their name at the close of business on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal (other than the election of directors) as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

         To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for election of any other person the Board of Directors may recommend. Each nominee has expressed their intention to serve the entire term for which election is sought.

         A favorable vote by the holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote thereon at the annual meeting, is required to ratify and approve the Option Plan and the appointment of BDO Seidman, LLP as independent accountants for the Company for the year ended December 31, 1998.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 31, 1998 the number of shares of Common Stock of the Company beneficially owned by (a) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and each nominee for director, (c) the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers, and (d) all directors and officers as a group. Except as otherwise indicated, each of the persons or group named below has sole voting power and investment power with respect to such Common Stock.

                                                                                      BENEFICIAL OWNERSHIP (1)
                                                                                      ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                            NUMBER OF SHARES         PERCENT (2)
------------------------------------                                            ----------------         -----------
Dwyer Investments, Ltd. (4)(5)                                                     4,060,936               59.2%
Donald J. Dwyer Family Trust (4)                                                     115,092                1.7%
Theresa Dwyer (3)(6)(7)                                                            4,012,454               59.2%
Donald J. Dwyer, Jr. (3)(7)(8)(9)                                                    158,398                2.3%
Dina Dwyer-Owens (3)(8)(10)                                                           39,577                *
Robert Tunmire (3)(8)(11)                                                            124,008                1.8%
John Hayes (12)                                                                       20,250                *
James Sirbasku (13)                                                                   15,000                *
Donald E. Latin (14)                                                                  15,000                *
Michael Bidwell (3)(15)                                                               39,160                *
Richard Cross (3)(16)                                                                  5,142                *
David Bethea (3)(17)                                                                   1,130                *
Renaissance Capital Growth & Income Fund III (18)                                    675,000                9.9%
All officers and directors as a group (twelve persons) (5)(6)(7)(19)               4,345,883               61.6%

----------------------

*Less than 1%.

(1) Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Based on a total of 6,775,427 shares of Common Stock outstanding prior to the exercise of any outstanding options or warrants.

(3) The principal business address of each of these individuals is c/o the Company, 1010 N. University Parks Drive, Waco, Texas 76707.

(4) Mr. Dwyer, former Chairman of the Board, President and CEO of the Company, died December 4, 1994. On April 10, 1997, his Estate distributed 4,077,501 shares of Common Stock beneficially owned by the Estate to Ms. Theresa Dwyer with the remaining 115,423 shares distributed to the Donald J. Dwyer Family Trust (the "Trust), of which Ms. Theresa Dwyer and Mr. Donald Dwyer, Jr. are Co-Trustees. On September 4, 1997, Ms. Theresa Dwyer contributed 3,899,182 beneficially owned shares, and the Trust contributed 115,092 beneficially owned shares, to Dwyer Investments, Ltd. (the "Partnership") in exchange for equity interests. The principal address for the Partnership and the Trust is c/o the Company, 1010 N. University Parks Drive, Waco, Texas, 76707.

(5) The number of shares beneficially owned includes 90,000 Option Shares (held by the Partnership), currently exercisable pursuant to a Stock Option Agreement dated April 28, 1989, and 160,200 shares of Common Stock owned by another stockholder of the Company in connection with which the Partnership has sole voting power pursuant to a Shareholder Voting, Proxy and Stock Sale Agreement between Mr. Dwyer and such stockholder.

(6) Includes 3,896,062 shares of Common Stock of the Partnership over which Ms. Theresa Dwyer has sole voting power as Managing Partner.

(7) Includes 115,092 shares of Common Stock of the Trust over which Ms. Theresa Dwyer and Donald J. Dwyer, Jr., have shared voting power as Co-Trustees.

(8) Includes 7,042 shares of Common Stock of the Partnership over which the individual has full voting power.

(9) Includes 2,000 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(10) Includes 3,500 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(11) Includes 96,767 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(12) Includes 20,000 shares of Common Stock now exercisable or exercisable within 60 days pursuant to options granted Mr. Hayes. The principal business address of Mr. Hayes is 6612 Dupper Court, Dallas, Texas 75252.

(13) Includes 10,000 shares of Common stock now exercisable or exercisable within 60 days pursuant to options granted Mr. Sirbasku. The principal business address of Mr. Sirbasku is 5205 Lakeshore Drive, Waco, TX 76710.

(14) Includes 10,000 shares of Common Stock now exercisable or exercisable within 60 days pursuant to options granted Mr. Latin. The principal business address of Mr. Latin is 600 N. Pearl Street, Suite 2250, Dallas, TX 75201.

(15) Includes 35,000 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(16) Includes 4,500 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(17) Includes 1,000 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(18) The principal business address of Renaissance Capital Growth & Income Fund III, Inc. is c/o Renaissance Capital Group, Inc., 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(19) Includes 186,267 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the annual meeting. Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Shareholders are not permitted to cumulatively vote their shares in connection with the election of directors.

NOMINEES FOR DIRECTOR

         Set forth below is certain information concerning the persons nominated for election as directors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

Theresa Dwyer, age 63, has been Chairperson of the Board of Directors since July 1995 and Director of the Company since December 1994. She has been the majority stockholder and President of the following privately held companies: Worldwide Cabinet Systems, Inc.; Worldwide Refinishing Systems, Inc.; Worldwide Whirlpool Systems, Inc.; Worldwide Franchise Consultants, Ltd.; Aames Auto Leasing, Inc.; and Sun Screen of Austin, Inc. since December 1994. She also serves as Vice President of Worldwide Supply, Inc., and Secretary of Dwyer Real Estate and Development, Inc. Mrs. Dwyer also serves as Managing Partner of Dwyer Investments, Ltd. Prior to December 1994 Mrs. Dwyer was self-employed.

Robert Tunmire, age 39, has been President and Chief Executive Officer of the Company since December 1994 after serving as Executive Vice President since June 1993. Mr. Tunmire served as President of the Company, then operating as Mr. Rooter Corporation ("Mr. Rooter"), from January 1992 through May 1993, after serving from May 1989 as Director and Executive Vice President. Mr. Tunmire currently serves as President of Mr. Electric Corp. ("Mr. Electric") and Aire Serv Heating & Air Conditioning, Inc. ("Aire Serv"). From December 1980 until May 1989, Mr. Tunmire was employed by Rainbow International Carpet Dyeing and Cleaning Co. ("Rainbow"), most recently as Executive Vice President of Franchise Counseling. Mr. Tunmire has approximately 22 years experience in the franchising industry.

Dina Dwyer-Owens, age 35, has served as Vice President of Operations since September 1995 after serving as Co-Chair of the Board of Directors from December 1994 to July 1995, and has been a Director and Secretary of the Company since May 1989. Ms. Dwyer-Owens has been employed by Dwyer Real Estate and Development, Inc., a real estate concern located in Waco, Texas, since June 1981, most recently as President. She also serves as Director to Rainbow, Mr. Rooter, The Dwyer Group National Accounts, Inc. ("National Accounts"), The Dwyer Group Canada, Inc., and Edwin K. Williams & Co. (all wholly owned subsidiaries of the Company) and is President of National Accounts. She is also President of Worldwide Cabinet Systems, Inc.

Donald J. Dwyer, Jr., age 33, has served as a Director since May 1989. Mr. Dwyer is currently, and has been since 1994, employed by the Company as Director of International Operations. He previously served as Director of International Operations for Rainbow from 1987 to 1994.

James L. Sirbasku, age 59, has served as a Director since July 1994. He has served as Chairman and Chief Executive Officer of Profiles International, Inc., an international company providing pre-employment evaluation systems, since March 1991. From 1980 to 1991, Mr. Sirbasku served as President of SMI International, Inc., a company specializing in franchising businesses.

John P. Hayes, age 48, has served as a Director since July 1994. He founded and served, from January 1987 to 1995, as President of The Hayes Group, Inc., an international marketing and promotion company specializing in franchised businesses. Since January 1996, Mr. Hayes has served as a consultant to franchisors.

Donald E. Latin, age 67, has served as a Director since July 1995. He founded and, since 1986, has served as President of D. Latin and Company, Inc., an investment banking company which provides such corporate finance services as: the raising of capital, mergers and acquisitions, valuation of businesses, fairness opinions, and other financial advisory services.

Donald J. Dwyer, Jr. and Dina Dwyer-Owens are the son and daughter, respectively, of Theresa Dwyer and the late founder, Donald J. Dwyer.


                                   MANAGEMENT

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

NAME                                      POSITION
----                                      --------
Robert Tunmire (1)........................President, Chief Executive Officer and Director
Dina Dwyer-Owens (1)......................Secretary, Vice President of Operations and Director
Thomas J. Buckley.........................Vice President, Chief Financial Officer and Treasurer
Michael Bidwell...........................President of Rainbow
Richard Cross.............................President of Mr. Rooter and Mr. Appliance
David Bethea..............................President of General Business Services, Inc. and Edwin K. Williams & Co.
Deborah Wright-Hood.......................Vice President of Administration and Assistant Treasurer

      (1) Information concerning the business experience of Mr. Tunmire and Ms. Dwyer-Owens is provided under the section entitled "Election of Directors".

      Thomas J. Buckley, age 51, has served as Treasurer and Chief Financial Officer since August 1997 and as Vice President since April 1998. Prior to that time, he served as Chief Financial Officer of Watermarc Food Management Co. since 1994. From 1990 to 1994, Mr. Buckley served as Vice President of Finance and Franchising for Western Sizzlin' Restaurants. Mr. Buckley has also owned and operated his own franchising business as a regional franchisor of SpeeDee Oil Change & Tune-Up. Mr. Buckley has over 16 years experience in the franchising industry.

      Michael Bidwell, age 40, has been President of Rainbow since July 1995. Mr. Bidwell was a Rainbow franchisee in Tucson, Arizona from April 1984 to June 1995, and a Mr. Rooter franchisee from August 1992 to June 1995. From 1986 to June 1995, Mr. Bidwell served as President of Ramsoo, Inc., an Arizona corporation, which operated the Rainbow and Mr. Rooter franchises in Tucson, Arizona. From November 1987 until July 1995, Mr. Bidwell was also a franchisee and regional director for Worldwide Refinishing Systems, Inc., a related party to the Company. Mr. Bidwell also serves as a Director of National Accounts.

      Richard Cross, age 48, has been President and Chief Operating Officer of Mr. Rooter and Mr. Appliance Corp. ("Mr. Appliance") since December 1997. From December 1994 to December 1997, Mr. Cross was Vice President and Chief Operating Officer of Mr. Rooter. From January 1996 to December 1997, Mr. Cross was Vice President and Chief Operating Officer of Mr. Appliance. Mr. Cross previously served as Vice President of Marketing from December 1991 to October 1993. Prior to that time, he served as National Marketing Director for Leadership Management, Inc., a company specializing in franchising businesses, from December 1986 to November 1991. Mr. Cross was also Chief Operating Officer of Mr. Electric and Aire Serv from December 1994 until January 1996. Mr. Cross also serves as a Director of National Accounts.

         David Bethea, age 55, was named President of General Business Services, Inc. ("GBS") and Edwin K. Williams & Co. ("EKW") in July 1997. For more than a decade, Mr. Bethea owned a very successful Marcoin/E.K.Williams franchise in Northeast Florida. Diversifying, he purchased several other businesses in Jacksonville, Florida. In 1992, he joined EKW as Director of Training, and went on to become General Manager of EKW. From 1994 to July 1997, Mr. Bethea served as Executive Vice President of Franchise Support for both EKW and GBS and he served as Chief Operating Officer of both companies.

      Deborah Wright-Hood, age 37, has been Vice President of Administration and Assistant Treasurer since April 1998. She also has served as a Director of Rainbow since 1990; Assistant Secretary of the Company since July 1995; Secretary of Rainbow, GBS, EKW, Mr. Rooter, Mr. Electric and Aire Serv since December 1994; and, Secretary of Mr. Appliance since January 1996. Ms. Wright-Hood has also been employed by Worldwide Supply, a distribution center located in Waco, Texas since 1985 and has been its President since December 1994. Prior to 1985, she was employed by Rainbow International as its Vice President of Administration. Ms. Wright-Hood has approximately 17 years of experience in the franchise industry.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following information sets forth compensation earned by the Company's Chief Executive Officer and all other of its executive officers whose annual compensation exceeded $100,000 in 1997 for services rendered for the Company and its Subsidiaries during the fiscal years indicated:

                                                                                                        LONG TERM
                                                            ANNUAL COMPENSATION                       COMPENSATION
                                             --------------------------------------------------       ------------
           NAME AND                                                                               SECURITIES UNDERLYING
      PRINCIPAL POSITION            YEAR         SALARY($)         BONUS($)        OTHER($)              OPTIONS
      ------------------            ----         ---------         --------        --------              -------
Robert Tunmire,                     1997          $205,500(1)       $   --             --                    --
   President & CEO                  1996           215,818(1)           --             --                    --
                                    1995           196,414(1)        20,779            --                100,000
                                                                                       --
Michael Bidwell,                    1997          $121,626          $13,170            --                 50,000
   President of Rainbow             1996           118,360           44,360            --                    --
                                    1995            68,495           14,101            --                 25,000
                                                                                       --
Richard Cross,                      1997          $ 69,838          $32,761            --                    --
   President of Mr. Rooter &        1996            63,808           26,712            --                  5,000
   Mr. Appliance                    1995            54,000           34,244            --                    --

David Bethea,                       1997          $ 78,376          $25,628            --                  6,420
   President of GBS & EKW           1996            76,319            9,852            --                  5,000
                                    1995            66,575            5,000            --                    --

---------------

(1)  Includes salary and any commissions from franchise sales.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding options granted to the named executive officers during the fiscal year ended December 31, 1997:


                                 NUMBER OF            PERCENT OF TOTAL
                                SECURITIES           OPTIONS GRANTED TO            EXERCISE
                                UNDERLYING                EMPLOYEES                 OR BASE                EXPIRATION
          NAME                OPTIONS GRANTED           IN FISCAL YEAR              PRICE (1)                  DATE
          ----                ---------------           --------------              ---------                  ----
Robert Tunmire                       --                       --                        --                      --
Michael Bidwell                    25,000                     15%                     $1.88                  12/23/07
     "        "                    25,000                     15%                     $2.25                  12/23/07
Richard Cross                        --                       --                        --                      --
David Bethea                        6,420                     4%                      $1.88                  12/23/07

--------------

(1) Reflects the dollars per share exercise price, which is equal to or greater than the closing market price of the underlying security on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table shows option exercises during the year ended December 31, 1997 and the value of unexercised options at December 31, 1997 for the named executive officers who exercised options during 1997 or who had unexercised options at December 31, 1997.

                                                                              NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING                 VALUE OF
                                                                             UNEXERCISED             UNEXERCISED IN-
                                                                          OPTIONS AT FISCAL         THE-MONEY OPTIONS
                                                                              YEAR END             AT FISCAL YEAR END
                              SHARES ACQUIRED                               (EXERCISABLE/             (EXERCISABLE/
          NAME                  ON EXERCISE         VALUE REALIZED         UNEXERCISABLE)          UNEXERCISABLE) (1)
          ----                  -----------         --------------         --------------          ------------------
Robert Tunmire                     ----                  ----              96,767 / 33,334            $9,030 / -0-
Michael Bidwell                    ----                  ----              35,000 / 40,000            -0- / $1,500
Richard Cross                      ----                  ----               3,500 / 4,000              $60 / $240
David Bethea                       ----                  ----               1,000 / 10,420             $60 / $625


--------------

(1) The closing price of the Common Stock on December 31, 1997 was $1.94 per share.

COMPENSATION OF DIRECTORS

         Directors are not compensated for their attendance at meetings, but the Company reimburses the non-employee directors for expenses incurred by them in attending the meetings. Non-employee directors are eligible to receive stock options.

                                  PROPOSAL FOR
                           RATIFICATION OF OPTION PLAN

         On December 23, 1997, the Board of Directors adopted, subject to shareholder ratification, the Company's 1997 Option Plan ("Option Plan") as a replacement for the Company's 1986 Option Plan, which had expired, as to the issuance of additional shares.

         The purpose of the Option Plan is to provide key employees and eligible officers and directors with a proprietary interest in the Company through the granting of options that will (a) increase the interest of such persons in the Company's welfare, (b) furnish an incentive to such persons to continue their services to the Company, and (c) provide a means through which the Company may attract persons to enter its employ or accept a directorship.

         Approval of the proposed Option Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to be voted, in person or by proxy, at the Annual Meeting.

DESCRIPTION OF PLAN

         The Option Plan provides for the grant of options to eligible employees, officers, and directors for the purchase of Common Stock of the Company. The Option Plan currently covers, in the aggregate (including any and all options outstanding under the Company's 1986 Option Plan), a maximum of 700,000 shares of Common Stock. The Option Plan provides for the granting of qualified ("Incentive Options") stock options (options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified ("Non-Incentive Options") stock options (options which do not meet the requirements of Section 422A of the Code) to eligible key employees, officers and directors of the Company.

         The Board of Directors currently administers the Option Plan, designates the optionees, the number of shares subject to the options and the terms and conditions of each option. If the Board of Directors so elects, the Option Plan may be administered by a stock option committee (the "Committee") appointed by the Board of Directors and comprised of members of the Board of Directors. Shares of Common Stock issued upon exercise of the options granted under the Option Plan may be treasury or authorized but unissued shares. If an option under the Option Plan expires or terminates before it has been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Option Plan. The number of shares available for options and subject to options, and the exercise price hereinafter described, are to be adjusted upward or downward, as the case may be, in the event of any subdivision or consolidation of shares or other capital readjustment, stock dividend, merger, consolidation or similar transactions affecting the shares.

         The exercise price of each option granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of Incentive Options granted to employees owning more than 10% of the Common Stock of the Company). No option may terminate later than 10 years from the date of grant.

         Options granted under the Option Plan become exercisable at the rate of 20% of the number of shares covered thereby per year, beginning one year from the date of grant, unless otherwise determined by the Board of Directors or the Committee at the time an option is granted.

         The Board of Directors may amend, alter, suspend or discontinue the Option Plan or alter or amend (including decreasing the option price by cancellation and substitution of options or otherwise) any option agreements granted under the Option Plan. However, without the approval of the shareholders, the Board of Directors may not alter the provisions of the Option Plan to materially increase the benefit accruing to participants under the Option Plan, to materially increase the number of securities which may be issued under the Option Plan, or to materially modify the requirements as to eligibility for participation in the Option Plan.

         During the fiscal year ended December 31, 1997, employees and directors of the Company were granted options to purchase a total of 137,045 shares of Common Stock of the Company, under the Option Plan, at a weighted average exercise price of $1.94 per share. Officer and director stock option grants (at an exercise price of $1.88 per share) were as follows: John Hayes - 11,420 shares; Thomas J. Buckley - 64,205 shares; David Bethea - 6,420 shares; and Michael Bidwell - 25,000 shares. An additional 25,000 shares were issued to Mr. Bidwell at an exercise price of $2.25 per share. All options issued during 1997 are subject to final approval of the Option Plan by affirmative vote of the shareholders as described herein. During the same period, participants in the Option Plan exercised no options. At December 31, 1997, a total of 437,646 shares were reserved for issuance pursuant to outstanding options in conjunction with the Option Plan, having a weighted average exercise price of $2.41 per share.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE OPTION PLAN, AS PROPOSED ABOVE.


                         RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP to serve as independent accountants of the Company for the year ending December 31, 1998, subject to ratification of this appointment by the shareholders of the Company. BDO Seidman, LLP is considered by the Board of Directors of the Company to be well qualified.

         One or more representatives of BDO Seidman, LLP (a) will be present at the 1998 Annual Meeting of Stockholders, (b) have an opportunity to make a statement if they desire to do so, and (c) be available to respond to appropriate questions.

         Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company voting in person or by proxy at the 1998 Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will reconsider the appointment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY, AS PROPOSED ABOVE.


                              CERTAIN TRANSACTIONS

         The Company currently leases its principal executive and administrative facilities from an affiliated company owned by the Company's majority stockholder under a lease expiring December 31, 2000 requiring a monthly lease payment of approximately $31,000. In addition to rent, the Company pays for repairs and maintenance, promotional materials and other services from entities controlled by such majority stockholder. The Company expensed $757,271 for such rent and services in 1997 and $629,769 in 1996.

         The Company recognized income from related parties for accounting, legal and administrative services, interest income, product sales, commissions and management fees totaling $778,701 in 1997 and $812,985 in 1996.

         In addition, from time to time, the Company and its affiliates have made advances to each other, which generally have not had specific repayment terms and have been reflected in the Company's financial statements as accounts receivable or payable from related parties. These advances typically result from the payment of an invoice by one entity for services or items performed or delivered on behalf of the Company and one or more of its affiliates. The company that pays the invoice is eventually reimbursed by the other companies for the appropriate amount based on a pro rata allocation of the services provided to each company.

         Donald J. Dwyer, Jr., Dina Dwyer-Owens and Deborah Wright-Hood are the son and daughters, of Theresa Dwyer ("Ms. Dwyer") and the late founder, Donald
J. Dwyer, Sr. ("Mr. Dwyer").

         In January 1998, the Company agreed to purchase Rainbow International Carpet Dyeing and Cleaning, Ltd., ("Rainbow Canada") from Ms. Dwyer, for a purchase price of $250,000. Rainbow Canada owns the Rainbow franchise rights for Canada and currently has 20 franchisees generating royalties of approximately $55,000 per year. The Company believes that the purchase price approximates the price that would be paid to an unrelated third party in a similar transaction.

         In 1993, the Company, Rainbow, and Mr. Dwyer entered into a reorganization agreement (the "Reorganization Agreement") pursuant to which Mr. Dwyer was issued 4,035,555 shares of the Company's common stock in exchange for all of the outstanding stock of Rainbow and GBS (the "Exchange"), and GBS and Rainbow became wholly owned subsidiaries of the Company. Of the shares issued, 340,300 shares were placed in escrow (the "Escrow Shares") until such time as GBS met certain earnings requirements. However the material definitive terms of the escrow were never resolved.

         Ms. Dwyer, and Donald J. Dwyer, Jr., were appointed and qualified as the personal representatives of Mr. Dwyer's Estate (the "Estate") and are now serving as co-trustees of the Dwyer Family Trust (the "Trust"). In lieu of the escrow arrangement contemplated by the Reorganization Agreement, and in order to more accurately represent the intent of the parties, the Company and personal representatives of Mr. Dwyer, the Estate and the Trust, entered into an Agreement relating to the Escrow Shares, effective as of June 1, 1993 (the "Agreement"). The Agreement provides for the cancellation of the Escrow Shares and such shares have been returned to the authorized but unissued shares of the Company's Common Stock as of June 1, 1993. Pursuant to the Agreement, 340,300 new shares of Common Stock (the "Contingent Shares") have been reserved by the Company's Board of Directors out of the Company's authorized but unissued Common Stock and may subsequently be issued to the successors and assigns of Mr. Dwyer if certain earnings targets are achieved by GBS or if GBS is sold to a third party in certain transactions as provided in the Agreement.

         Beginning July 1995, the Company agreed to pay Don Latin, an independent director, $2,500 per month for his services. In addition, in August 1995 the Company entered into a consulting agreement with another independent director, John Hayes, to provide consulting services regarding public relations, marketing and special projects for the Company. During 1997 and 1996 the Company paid approximately $110,000 and $171,000, respectively, for Mr.
Hayes' services.

         In December 1996 the Company, together with selected related parties, agreed to convert $908,632 of related party accounts receivable and accounts receivable from affiliates to interest bearing (9.25%) notes receivable.
These notes are payable in full by December 31, 2006.

         In February 1995, the Company reached an agreement with the Estate of Mr. Dwyer regarding resolution of a discrepancy between the amount of life insurance on Mr. Dwyer's life which had been reported and that which was actually in force. The face amount of life insurance in force at the time of death was less than the $2,000,000 of life insurance stated at the time of the July 19, 1994 offering of Common Stock. The life insurance in force at the time of Mr. Dwyer's death was $1,050,000. In February 1995 the Estate executed a promissory note in the amount of $950,000 bearing interest at 9% per annum payable in February 1997, resolving the discrepancy of life insurance in force and life insurance previously reported to be in force. This transaction was recorded in February 1995 as an additional capital contribution and as a note receivable. The note receivable was classified as a reduction in stockholders' equity. During 1995 the Estate paid principal and interest in the amount of $531,103 and $65,355, respectively. During 1996 the Estate paid the remaining principal of $418,896 and interest of $38,376.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10 percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it with respect to the fiscal year ended December 31, 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with, except that during fiscal 1997 the following officers and directors were late in filing the number of reports indicated as required by
Section 16(a): Messers. Tunmire (6), Donald Dwyer, Jr. (2), Buckley (1), Hayes
(1), Bethea (5), Cross (4), and Bidwell (5) and Ms. Dwyer (2) and Ms. Dwyer-Owens (6). No other officer, director, or ten percent shareholder was late in filing his or its reports pursuant to Section 16(a).


                           BOARD OF DIRECTORS MATTERS

         The Board of Directors ("The Board") met four times during 1997 and took action once by means of unanimous written consent. Each director attended all of the meetings with the exception of Mr. Sirbasku and Donald Dwyer, Jr., who each missed one meeting. Each director signed the consent.

         The Board has established three committees - the Audit Committee and the Compensation Committee, which were formed prior to 1997, and the Executive Committee which was formed in May 1998.

         The Audit Committee's responsibilities include (i) making recommendations to the Board with respect to the Company's financial statements and the appointment of independent accountants, (ii) reviewing significant accounting policies and practices of the Company, (iii) meeting with the Company's independent accountants concerning, among other things, the scope of audits and reports and (iv) reviewing the performance of accounting and financial controls of the Company. The Audit Committee must include a majority of Directors who are neither officers nor employees of the Company ("outside directors"). The members of the Audit Committee are Messers. Hayes, Latin, Sirbasku, and Ms. Dwyer-Owens. Mr. Latin serves as chairman of the Audit Committee. The Audit Committee met twice in 1997.

         The Compensation Committee has the responsibility of reviewing the performance of the executive officers of the Company and recommending to the Board annual salary and bonus amounts for all officers of the Company. The members of the Compensation Committee are Messers. Hayes, Latin, Sirbasku, Tunmire and Ms. Dwyer and Dwyer-Owens. Mr. Latin serves as chairman of the Compensation Committee. The Compensation Committee met twice in 1997.

         The Executive Committee was formed to represent the Board and has full power to act on behalf of the Board. It is anticipated that the Executive Committee will meet with more frequency than the Board. The members of the Executive Committee are Messers. Hayes, Latin, Sirbasku and Ms. Dwyer. Mr. Hayes serves as Chairman of the Executive Committee.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         On May 27, 1997, the Audit Committee of the Board approved the dismissal of Coopers & Lybrand L.L.P. as its independent public accountants and appointed BDO Seidman, LLP as its independent public accountants, effective on such date. The Company had not consulted BDO Seidman, LLP prior to such appointment with respect to any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any disagreement with the Company's independent public accountants. From July 1995 until such date, the Company had engaged Coopers & Lybrand L.L.P. as its independent public accountants. During the period of the engagement of Coopers & Lybrand L.L.P. by the Company, there were disagreements expressed in 1997 with the Management of the Company concerning the application of accounting principles with respect to accounting for assets held for resale and the collectibility of certain notes receivable, all of which were ultimately resolved to the satisfaction of Coopers & Lybrand L.L.P. and communicated to the Audit Committee of the Board. As a result of the application of accounting principles with respect to assets held for resale, the audited financial statements of the Company for 1995 were restated. Non-resolution of these disagreements to the satisfaction of Coopers & Lybrand L.L.P. would have caused them to make reference to the disagreements in their financial reports to the Company. Coopers & Lybrand L.L.P. has advised the Audit Committee of the Board that during their audits of the 1995 and 1996 consolidated financial statements of the Company, certain matters were noted involving the Company's internal control structure and its operation which, in the aggregate, may be considered reportable conditions, as defined by the American Institute of Certified Public Accountants. The Company authorized Coopers & Lybrand L.L.P. to respond fully to the inquiries of the successor accountant concerning the subject matter of each disagreement. No report on the financial statements of the Company rendered by Coopers & Lybrand L.L.P. contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, the scope of audit performed, or accounting principles, however, the report of Coopers & Lybrand L.L.P. dated April 11, 1997 contained an explanatory paragraph referring to the prior period adjustment for the correction of an error in the consolidated financial statements of the Company for the year ended December 31, 1995.


                             SHAREHOLDERS' PROPOSAL

         Any proposals that shareholders of the Company desire to have presented at the 1999 annual meeting of shareholders must be received by the Company at its principal executive offices no later than March 31, 1999.


                                  MISCELLANEOUS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.



                                        By Order of the Board of Directors

                                            /s/ DINA DWYER-OWENS

                                            DINA DWYER-OWENS
                                               Secretary


Waco, Texas
May 29, 1998

THE DWYER GROUP, INC.

The undersigned hereby (i) acknowledges receipt of the Notice dated May 29, 1998, of the Annual Meeting of Shareholders of The Dwyer Group, Inc. (the "Company") to be held at the Company's offices located at 1010 N. University Parks Drive, Waco, Texas on Tuesday, June 30, 1998, at 10:00 A.M., local time, and the Proxy Statement in connection therewith; and (ii) appoints Dina Dwyer-Owens his proxy with full power of substitution, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

(a) Proposal to elect the seven directors to serve until the next annual meeting of the shareholders or until their respective successors are elected and qualified.

  [ ] FOR all nominees listed below (except    [ ] WITHHOLD AUTHORITY to vote
      as marked to the contrary)                   for all nominees listed below

Directors:    Donald J. Dwyer, Jr., Theresa Dwyer, Dina Dwyer-Owens, John P.
              Hayes, Donald E. Latin, James L. Sirbasku, and Robert Tunmire

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

--------------------------------------------------------------------------------

(b)   Proposal to ratify the Company's 1997 Stock Option Plan.

         [ ]   FOR            [ ]  AGAINST               [ ]  ABSTAIN

(c) Proposal to ratify the appointment of BDO Seidman, LLP as independent accountants for the Company and its wholly owned subsidiaries for the year ended December 31, 1998.

         [ ]   FOR            [ ]  AGAINST               [ ]  ABSTAIN

(d) In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.

         [ ]   FOR            [ ]  AGAINST               [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NAMED NOMINEES FOR DIRECTOR AND FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and hereby ratifies and confirms that all proxies, their substitutes, or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                    Dated:
                                           ----------------------------------
                                    Signed:
                                           ----------------------------------
                                    Signed:
                                           ----------------------------------
                                    Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the Proxy should be signed by a duly authorized officer.

                                    Please date, sign and mail this proxy card in the enclosed envelope. No postage is required.